Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

COMBINED FINANCIAL STATEMENTS

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the definitive proxy statement filed by Falcon with the Securities and Exchange Commission (“SEC”) on May 5, 2022 (the “Proxy Statement”).

On January 11, 2022, Sitio Royalties Corp., a Delaware corporation (formerly known as Falcon Minerals Corporation) (the “Company” or “Falcon”) entered into a Merger Agreement with Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (formerly known as Falcon Minerals Operating Partnership, LP) (“Sitio OpCo”), Merger Sub, and Desert Peak, pursuant to which Merger Sub merged with and into Desert Peak, with Desert Peak continuing as the surviving entity in the Merger as a wholly owned subsidiary of Sitio OpCo. Pursuant to the Merger Agreement, at the effective time of the Merger, the limited liability company interests in Desert Peak issued and outstanding immediately prior to the Merger Effective Time were converted into the right to receive Merger Consideration consisting of an aggregate of 61,905,339 shares of the Company’s issued and outstanding Class C Common Stock, par value $0.0001 per shares (“Class C Common Stock”), and 61,905,339 common units representing limited partner interests in Sitio OpCo (the “Partnership Units”). The Merger Consideration was adjusted to give effect to the Falcon Reverse Stock Split. The Company’s warrants remain outstanding following such transactions. However, as a result of the Falcon Reverse Stock Split, the outstanding warrants were adjusted such that four warrants became exercisable for one share of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock” and, together with the Class C Common Stock, the “Common Stock”), at an exercise price of approximately $44.84 per share of Class A Common Stock. Further, following completion of the Merger, the warrants will continue to be treated as liability classified financial instruments under ASC 815-40 Derivatives and Hedging – Contracts in Entity’s Own Equity. The transactions contemplated by the Merger Agreement, including the Falcon Reverse Stock Split, are referred to herein as the “Merger Transactions” and the adjustments related thereto are referred to as the “Transaction Adjustments.”

The following unaudited pro forma condensed consolidated combined financial statements (the “pro forma financial statements”) present the historical consolidated financial statements of KMF, Desert Peak’s predecessor for financial reporting purposes, and the historical consolidated financial statements of Falcon, adjusted to give effect to the Merger Transactions. Additionally, the pro forma financial statements include adjustments associated with the Desert Peak Acquisitions (together with the Merger Transactions, the “Transactions”) completed by Desert Peak prior to the Merger (the “Desert Peak Adjustments”):

•

the acquisition on June 7, 2021 of approximately 7,200 NRAs from Chambers Minerals, LLC, an affiliate of Kimmeridge, consisting of a 2.0% (on an 8/8ths basis) overriding royalty interest, proportionately reduced to Callon Petroleum Company’s (“Callon”) net revenue interest, in substantially all Callon-operated oil and gas leaseholds in the Delaware Basin (the “Chambers Acquisition”);

•	the acquisition on June 30, 2021 of approximately 18,500 NRAs from Rock Ridge Royalty, LLC (the “Rock Ridge Acquisition”); and

•	the acquisition on August 31, 2021 of approximately 25,000 NRAs from Source Energy Leasehold, LP and Permian Mineral Acquisition, LP (the “Source Acquisition”).

The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Transactions as if they had occurred on March 31, 2022. The Desert Peak Acquisitions are reflected in the historical consolidated balance sheet of KMF as of March 31, 2022, and, as such, no pro forma adjustments are made for such transactions in the unaudited pro forma condensed consolidated combined balance sheet. The unaudited pro forma condensed consolidated combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 give effect to the Transactions as if they had occurred January 1, 2021. The pro forma financial statements contain certain reclassification adjustments to (i) conform the historical KMF financial statement presentation to Falcon’s financial statement presentation and (ii) conform certain of Falcon’s historical amounts to KMF’s financial statement presentation.

The unaudited pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, ”Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes to the unaudited pro forma financial statements. The pro forma financial statements have been adjusted to include transaction accounting adjustments in accordance with GAAP, linking the effects of the Transaction Adjustments and the Desert Peak Adjustments to the historical consolidated financial statements of KMF. As of the date of this Proxy Statement, the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Falcon assets to be acquired and the liabilities to be assumed and the related allocations of purchase price has not been completed, nor have all necessary adjustments been made to conform Falcon’s accounting policies to Desert Peak’s accounting policies. A final determination of the fair value of Falcon’s assets and liabilities will be based on the actual assets and liabilities of Falcon that exist as of the Merger Effective Time and, therefore, cannot be made prior to the completion of the Merger.

The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the financial condition or the operating results that Desert Peak would have achieved if the Transactions had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that may be achieved with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of the Post-Combination Company’s future results.

Pro Forma Condensed Consolidated Combined Balance Sheet

As of March 31, 2022

(Unaudited)

	Historical		Transaction Adjustments		Pro Forma Combined
	Kimmeridge Mineral Fund, L.P. (Desert Peak Predecessor)	Falcon Minerals Corporation
	(In thousands, except share amounts)
ASSETS			B
Current assets:
Cash and cash equivalents	$13,585	$2,921	$(2,120)	A	$14,386
Accounts receivable	48,488	11,844	(8)	A	60,324
Other current assets	345	856	—		1,201

Total current assets	62,418	15,621	(2,128)		75,911

Property and equipment:
Oil and natural gas properties, successful efforts method:
Unproved properties	795,736	27,274	402,260		1,225,270
Proved properties	470,002	325,948	(125,175)		670,775
Property and equipment	8,424	606	(6,023)	A	2,697
			(310)
Accumulated depreciation, depletion, and amortization	(136,921)	(163,412)	163,412		(134,140)
			2,781	A

Net oil and gas properties and other property and equipment	1,137,241	190,416	436,945		1,764,602

Other long-term assets:
Deposits for property acquisitions	2,700				2,700
Deferred tax assets		51,655	(16,245)		35,410
Other assets	2,226	1,344	—		3,570

Total long-term assets	4,926	52,999	(16,245)		41,680

TOTAL ASSETS	$1,204,585	$259,036	$418,572		$1,882,193

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,538	$6,463	$25,000	C	$37,962
			(39)	A
Other current liabilities	—	199	—		199
Due to affiliates	121	—	—		121
Derivative liabilities	468	—	—		468

Total current liabilities	7,127	6,662	24,961		38,750

Long-term liabilities:
Long-term debt	94,000	38,000	—		132,000
Warrant liability	—	8,225	—		8,225
Other non-current liabilities	1,147	415	—		1,562
Long-term derivative liabilities	646				646

Total liabilities	102,920	53,302	24,961		181,183

	Historical		Transaction Adjustments		Pro Forma Combined
	Kimmeridge Mineral Fund, L.P. (Desert Peak Predecessor)	Falcon Minerals Corporation
	(In thousands, except share amounts)
COMMITMENTS AND CONTINGENCIES
Temporary equity			553,096	E	1,521,724
			521,763	F
			82,697	E
			364,168	G
Permanent equity:
Class A common stock (47,106,218 and 11,937,956 shares issued and outstanding on a historical and pro forma basis, respectively)		5	(4)	G	1
Class C common stock (39,387,782 and 71,752,286 shares issued and outstanding on a historical and pro forma basis, respectively)		4	3	G	7
Additional paid-in capital		121,349	(6,546)	E	179,278
			59,775	G
			4,700	D
Retained earnings		1,679	(3,525)	C	—
			(4,700)	D
			6,546	E
Partners’ capital	579,902		(553,096)	E	—
			(5,331)	A
			(21,475)	C
Non-controlling interest	521,763	82,697	(82,697)	E	—
			(521,763)	F

Permanent equity	1,101,665	205,734	(1,128,113)		179,286

Total liabilities, temporary equity and permanent equity	$1,204,585	$259,036	$418,572		$1,882,193

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Three Months Ended March 31, 2022

(Unaudited)

	Historical				As Adjusted		Historical
	Kimmeridge Mineral Fund L.P. (DPM Predecessor)	DPM Predecessor Transaction Adjustments			Kimmeridge Mineral Fund L.P. (DPM Predecessor)		Falcon Minerals Corporation	Transaction Adjustments			Pro Forma Combined
Revenue:
Oil, natural gas and natural gas liquids revenues	$64,951	$			$64,951		$21,828	$			$86,779
Lease bonus and other income	1,412				1,412		779		(102)	D	2,089
Commodity derivatives losses					—		(302)		302	J	—

Total revenue	66,363		—		66,363		22,305		200		88,868

Operating Expenses:
Management fees to affiliates	1,870				1,870	I					1,870
Depreciation, depletion and amortization	15,385		(734)	H	14,651		3,424		503	H	18,506
									(72)	D
General and administrative	3,983				3,983		5,865		(67)	D	34,781
									25,000	F
General and administrative—affiliates	80				80						80
Severance and ad valorem taxes	3,725				3,725		1,365				5,090
Marketing and transportation							374				374

Total operating expenses	25,043		(734)		24,309		11,028		25,364		60,701

Net income (loss) from operations	41,320		734		42,054		11,277		(25,164)		28,167
Other income (expense):
Other income (expense)					—		(5,176)				(5,176)
Interest income (expense), net	(1,168)				(1,168)		(493)				(1,661)
Commodity derivative losses	(1,114)				(1,114)				(302)	J	(1,416)

Total other income (expense)	(2,282)		—		(2,282)		(5,669)		(302)		(8,253)

Net income before income tax expense	39,038		734		39,772		5,608		(25,466)		19,914

Income tax (expense) benefit	(516)				(516)		(1,820)		(2,046)	K	(4,382)

Net income	$38,522		$734		$39,256		$3,788		$(27,512)		$15,532

Less net income attributable to temporary equity									13,345	L	13,345
Less net income attributable to non-controlling interests	19,242				19,242		4,917		(24,159)	L	—

Net income (loss) attributable to Desert Peak Minerals Inc.	$19,280		$734		$20,014		$(1,129)		$(16,698)		$2,187

Net Income (Loss) per Common Share
Basic							(0.03)				0.17	M
Diluted							(0.03)				0.17	M

	Historical		As Adjusted	Historical
	Kimmeridge Mineral Fund L.P. (DPM Predecessor)	DPM Predecessor Transaction Adjustments	Kimmeridge Mineral Fund L.P. (DPM Predecessor)	Falcon Minerals Corporation	Transaction Adjustments	Pro Forma Combined
Weighted Average Common Shares Outstanding
Basic				47,048		11,762	M
Diluted				47,048		11,762	M

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2021

(Unaudited)

	Historical	Desert Peak Adjustments			DPM Predecessor Transaction Adjustments			As Adjusted		Historical	Transaction Adjustments		Pro- Forma Combined
	Kimmeridge Mineral Fund L.P. (DPM Predecessor)	Chambers Acquisition	Rock Ridge Acquisition	Source Acquisition				Kimmeridge Mineral Fund L.P. (DPM Predecessor)		Falcon Minerals Corporation

	(In thousands, except per share data)
Revenue:		A	B	C
Oil, natural gas and natural gas liquids revenues	$118,548	$4,105	$10,328	$19,776	$			$152,757		$72,838	$(1,970)	J	$223,625
Lease bonus and other income	2,040		925	71				3,036			(227)	D	4,779
	—										1,970	J
Commodity derivatives losses			(1,125)			1,125	E	—		(4,830)	4,830	J	—

Total revenue	120,588	4,105	10,128	19,847		1,125		155,793		68,008	4,603		228,404

Operating Expenses:
Management fees to affiliates	7,480							7,480	I				7,480
Depreciation, depletion and amortization	40,906		3,366			13,370	H	57,642		15,233	2,007	H	74,595
											(287)	D
General and administrative	4,143		1,314					5,457		14,130	(373)	D	48,914
											25,000	F
											4,700	G
General and administrative — affiliates	8,855							8,855					8,855
Severance and ad valorem taxes	6,858	247	276	1,339				8,720		3,935			12,655
Marketing and transportation										1,752			1,752
Deferred offering costs write-off	2,396							2,396					2,396

Total operating expenses	70,638	247	4,956	1,339		13,370		90,550		35,050	31,047		156,647

Net income (loss) from operations	49,950	3,858	5,172	18,508		(12,245)		65,243		32,958	(26,444)		71,757
Other income (expense):
Other income (expense)		—						—		517			517
Interest income (expense), net	(1,893)		(88)					(1,981)		(1,924)			(3,905)
Commodity derivatives losses											(4,830)	J	(4,830)

Total other income (expense)	(1,893)	—	(88)	—		—		(1,981)		(1,407)	(4,830)		(8,218)

Net income before income tax expense	48,057	3,858	5,084	18,508		(12,245)		63,262		31,551	(31,274)		63,539
Income tax (expense) benefit	(562)		27					(535)		(4,059)	(9,386)	K	(13,980)

Net income	$47,495	$3,858	$5,111	$18,508		$(12,245)		$62,727		$27,492	$(40,660)		$49,559

Less net income attributable to temporary equity											42,672	L	42,672
Less net income attributable to non-controlling interests	18,781							18,781		14,336	(33,117)	L	—

Net income attributable to Desert Peak Minerals Inc.	$28,714	$3,858	$5,111	$18,508		$(12,245)		$43,946		$13,156	$(50,215)		$6,887

Net Income per Common Share
Basic										0.28			0.55	M
Diluted										0.28			0.55	M
Weighted Average Common Shares Outstanding
Basic										46,321			11,580	M
Diluted										46,321			11,580	M

Notes to unaudited pro forma condensed consolidated combined financial statements

1.	Basis of Presentation, the Offering and Reorganization

The pro forma financial statements have been derived from the historical financial statements of KMF and Falcon. The pro forma financial statements contain certain reclassification adjustments to (i) conform the historical KMF financial statement presentation to Falcon’s financial statement presentation and (ii) conform certain of Falcon’s historical amounts to KMF’s financial statement presentation. The pro forma condensed consolidated combined balance sheet as of March 31, 2022 gives effect to the Transactions as if they had occurred on March 31, 2022. The Desert Peak Acquisitions are reflected in the historical consolidated balance sheet of KMF as of March 31, 2022, and, as such, no pro forma adjustments are made for such transactions in the unaudited pro forma condensed consolidated combined balance sheet. The unaudited pro forma condensed consolidated combined statements of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021 give effect to the Transactions as if they had occurred on January 1, 2021.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not purport to represent what the Post-Combination Company’s financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated above, nor are they indicative of the Post-Combination Company’s future financial position or results of operations.

These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of KMF and Falcon for the periods presented, which are included or incorporated by reference in this Proxy Statement.

2.	Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

Transaction Adjustments

A.

Reflects the elimination of assets and liabilities included in the balance sheet of KMF related to the water business of KMF and KMF Water, LLC that will not be included in the Post-Combination Company.

B.

Unless otherwise noted, the adjustments reflect the acquisition method of accounting with Desert Peak as the accounting acquirer of Falcon. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price (if applicable) allocated to goodwill. Desert Peak has not completed the detailed valuation studies necessary to compute the fair value estimates of Falcon’s assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Falcon’s accounting policies to Desert Peak’s accounting policies. The preliminary estimation of the fair values of the Falcon assets was performed as of June 7, 2022. A final determination of the fair value of the Falcon assets and liabilities will be based on the actual net assets and liabilities of Falcon that existed as of the Closing Date. The value of the consideration given by Desert Peak will be based on the closing price of the Class A Common Stock on the Closing Date. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material. The pro forma purchase price allocation is preliminary and was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Falcon and the closing price of the Class A Common Stock of $29.12 on June 7, 2022.

Notes to unaudited pro forma condensed consolidated combined financial statements—Continued

The following table summarizes the preliminary estimate of the purchase price (in thousands, except per share data):

Common Stock — issued and outstanding as of March 31, 2022(1):	21,624
Class A Common Stock price(1)	$29.12

Total consideration and fair value	$629,676

(1)	The final purchase price is based on the fair value of the issued and outstanding shares of Common Stock as of the Closing Date and the closing price of the Class A Common Stock on the Closing Date.

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Falcon fair values:
Current assets	$15,621
Unproved oil and gas properties(1)	429,534
Proved oil and gas properties	200,773
Property and equipment	296
Deferred tax assets	35,410
Other long-term assets	1,344
Current liabilities	(6,662)
Long-term debt	(38,000)
Other long-term liabilities	(8,640)

Total consideration and fair value	$629,676

(1)

The fair market value mark up of Falcon’s unproved oil and gas properties is primarily attributable to (i) an increase in current commodity prices relative to commodity prices at the time Falcon booked its proved and unproved properties and (ii) the different methodologies used by Falcon and Desert Peak to book proved undeveloped reserves that result in a significant amount of Falcon’s proved undeveloped reserves and proved properties being booked by the Post-Combination Company as unproved reserves and unproved properties.

C.

Represents the impact of one-time, nonrecurring transaction costs associated with the Merger Transactions. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on Desert Peak’s financial position may differ significantly. These incremental costs are not yet reflected in the historical March 31, 2022 unaudited consolidated balance sheets of Falcon and KMF, but are reflected in the unaudited pro forma condensed consolidated combined balance sheet as an increase to accounts payable and accrued expenses as they will be expensed by Falcon and Desert Peak as incurred.

D.

Represents the grant and vesting of one-time restricted stock units to each of the Post-Combination Company’s executive officers in connection with the Merger under the Incentive Plan. For a description of these awards, please see “Proposal No. 5 (Incentive Plan Proposal)” in the Proxy Statement.

E.

The historical financial statements of the Post-Combination Company following the reverse merger will become those of Desert Peak (the accounting acquirer). As such, the adjustments represent: (i) the elimination of Falcon’s historical equity; and (ii) the retroactive restatement (recapitalization) of KMF’s equity structure to reflect that of Falcon (the legal acquirer) subsequent to the Merger Transactions. Interests attributable to shares of Class C Common Stock and Partnership Units will be classified as temporary equity in the Post-Combination Company due to the cash redemption features of these instruments. For a description of the cash redemption features of the Partnership Units, please see “The Merger Agreement—Amendment to Falcon OpCo Partnership Agreement” in the Proxy Statement.

F.

Represents the reclassification of KMF’s non-controlling interest that will be classified as temporary equity due to the cash redemption features of the Class C Common Stock and Partnership Units in conjunction with the Merger Transactions. For a description of the cash redemption features of the Partnership Units, please see “The Merger Agreement — Amendment to Falcon OpCo Partnership Agreement” in the Proxy Statement.

Notes to unaudited pro forma condensed consolidated combined financial statements—Continued

G.

Represents the increase in net assets as a result of the purchase price allocation, allocated between temporary equity and additional paid in capital, based on the percentage ownership split between holders of Class A Common Stock and Class C Common Stock, less the par value of new Class C Common Stock issued in the Merger as shown below.

Post-Reverse Stock Split
New Class C Common Stock	58,750,000
Additional Consideration	3,155,339
Total Class C Shares	61,905,339
Par value of new Class C Shares ($0.0001 per share)	$6,191

The increase in net assets as a result of the purchase price allocation, which can be attributed shares of Class C Common Stock will be classified into temporary equity due to the cash redemption features of the Class C Common Stock and Partnership Units; the increase allocable to Class A Common Stock will be classified to additional paid in capital. For a description of the cash redemption features of the Partnership Units, please see “The Merger Agreement — Amendment to Falcon OpCo Partnership Agreement” in the Proxy Statement. Below is the pro forma ownership of the Post-Combination Company after giving effect to the Merger Transactions, as well as the ownership by share class.

	Shares at Closing (Post-Reverse Stock Split)	Percent Ownership
Falcon Stockholders — Class A	11,776,555	14%
Falcon Stockholders — Class C	9,846,946	12%

Total Falcon Stockholders	21,623,501	26%

Desert Peak Stockholders — Class C	61,905,340	74%

Total Shares	83,528,841	100%

Total Class A Shares	11,776,555	14%
Total Class C Shares	71,752,286	86%

3.	Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

Desert Peak Adjustments

A.	Reflects oil and gas operations of properties acquired in the Chambers Acquisition.

B.	Reflects the historical statement of operations of certain oil and gas properties acquired in the Rock Ridge Acquisition.

C.	Reflects the historical statement of revenues and direct operating expenses of certain oil and gas properties acquired in the Source Acquisition.

Transaction Adjustments

D.

Reflects the elimination of revenues and operating expenses included in the results of operations of KMF related to the water business of KMF and KMF Water, LLC that will not be included in the Post-Combination Company.

E.

Reflects the elimination of the commodity derivative losses associated with the Rock Ridge Acquisition. In accordance with the terms of the related purchase and sale agreement, the seller was obligated to terminate the derivative contracts prior to the closing of the Rock Ridge Acquisition.

F.

Represents the impact of one-time, nonrecurring transaction costs associated with the Merger Transactions. These transaction costs are based on preliminary estimates, and the final amounts and the resulting effect on Desert Peak’s financial position may differ significantly. These incremental costs are only partially reflected in the historical consolidated statements of operations of Falcon and KMF for the three months ended March 31, 2022 and for the year ended December 31, 2021, but are reflected in the unaudited pro forma condensed consolidated statement of operations as an increase to general and administrative expense as they will be expensed by Falcon and Desert Peak as incurred.

Notes to unaudited pro forma condensed consolidated combined financial statements—Continued

G.

Represents the grant and vesting of one-time restricted stock units to each of the Post-Combination Company’s executive officers in connection with the Merger under the Incentive Plan. For a description of these awards, please see “Proposal No. 5 (Incentive Plan Proposal)” in the Proxy Statement.

H.

Reflects the pro forma impact to depletion expense associated with the change in fair value adjustment to oil and gas properties as a result of the Merger Agreement, Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition. Pro forma depletion expense was calculated on a consolidated basis as though all such properties were owned for the entire period. This number was then offset by the historical depletion expense related to Falcon, KMF and the Rock Ridge Acquisition presented in the in the Falcon, KMF and Rock Ridge Acquisition columns, respectively, in the pro forma statement of operations, and the remaining amount was included as an Acquisition Adjustment on the face of the pro forma statement of operations. There is no historical depletion expense related to the Chambers Acquisition or Source Acquisition. The adjustment reflected under Transaction Adjustments was calculated using the units-of-production method under the successful efforts method of accounting (in thousands).

For the three months ended March 31, 2022

Depletion expense related to the fair value of the oil and gas properties of KMF and those acquired in the Merger, Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition	$14,504
Less KMF historical depletion expense	(15,238)

DPM Predecessor Transaction Adjustments to depletion expense	$(734)

Depletion expense related to the fair value of the oil and gas properties of Falcon	$3,927
Less Falcon historical depletion expense	(3,424)

Transaction Adjustments to depletion expense	$503

For the year ended December 31, 2021

Depletion expense related to the fair value of the oil and gas properties of KMF and those acquired in the Merger, Chambers Acquisition, Rock Ridge Acquisition and Source Acquisition	$57,041
Less KMF historical depletion expense	(40,318)
Less Rock Ridge historical depletion expense	(3,353)

DPM Predecessor Transaction Adjustments to depletion expense	$13,370

Depletion expense related to the fair value of the oil and gas properties of Falcon	$17,240
Less Falcon historical depletion expense	(15,233)

Transaction Adjustments to depletion expense	$2,007

I.

Reflects the management fee expenses of KMF that were paid as compensation for services rendered in the management of the partnership. The management fee expenses represent the charge for managing the investment fund and did not include general and administrative expenses related to operating the business. The administrative expenses incurred by and reimbursed to management are presented in the general and administrative line item on the consolidated statement of operations. While a pro forma adjustment has not been made to eliminate the management fee expenses, the Company will not incur any management fees after completion of the Merger Transactions.

J.	Reflects a pro forma adjustment to reclassify lease bonus and other income and commodity derivatives losses of Falcon to conform to Desert Peak’s presentation.

K.

Reflects estimated income tax provision associated with Desert Peak’s historical results of operations assuming its earnings had been subject to federal and state income tax as a subchapter C corporation using a blended statutory rate of 22% for the period noted. This rate is inclusive of U.S. federal and state taxes. The calculation of future net income tax expense is performed on a year-by-year basis by taking into account each year’s projected revenues, operating expenses, depreciation, depletion, and other factors in arriving at each year’s tax outflow. As such, the effective rate utilized in this calculation can differ from the blended statutory rate.

Notes to unaudited pro forma condensed consolidated combined financial statements—Continued

L.

Reflects the elimination of net income attributable to non-controlling interest of KMF and Falcon historical consolidated financial statements, as the non-controlling interest will not exist subsequent to the Falcon Merger Transactions. In addition, management estimated the net income attributable to the Class C Common Stock that will be classified as temporary equity on the Post-Combination Company’s consolidated balance sheet subsequent to the Merger Transactions.

M.	Reflects basic and diluted loss per common shares of Class A Common Stock as shown below for the applicable period, computed using the two-class method (in thousands, except per share data):

For the three months ended March 31, 2022

Numerator:
Net income attributable to Desert Peak	$2,187
Less: Earnings allocated to participating securities	(181)

Net income attributable to common stockholders — basic	$2,006

Plus: Net income attributable to temporary equity(1)	—
Net income attributable to common stockholders — diluted	$2,006

Denominator(1):
Weighted average shares outstanding — basic	11,762
Effect of dilutive securities(1)	—

Weighted average shares outstanding — diluted	11,762

Net income per common share — basic	$0.17
Net income per common share — diluted	$0.17

(1)	For the three months ended March 31, 2022, Class C common stock was not included in the calculation of diluted earnings per share as the effect would have been antidilutive.

For the year ended December 31, 2021

Numerator:
Net income attributable to Desert Peak	$6,887
Less: Earnings allocated to participating securities	(565)

Net income attributable to common stockholders — basic	$6,322

Plus: Net income attributable to temporary equity(1)	—
Net income attributable to common stockholders — diluted	$6,322

Denominator(1):
Weighted average shares outstanding — basic	11,580
Effect of dilutive securities(1)	—

Weighted average shares outstanding — diluted	11,580

Net income per common share — basic	$0.55
Net income per common share — diluted	$0.55

(1)	For the year ended December 31, 2021, Class C common stock was not included in the calculation of diluted earnings per share as the effect would have been antidilutive.

4. Supplementary Disclosure of Oil and Natural Gas Operations

The following tables present the estimated pro forma proved reserve information as of December 31, 2021, along with a summary of changes in quantities of remaining proved reserves during the year ended December 31, 2021.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the Transactions been completed on December 31, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those described under “Risk Factors.”

Notes to unaudited pro forma condensed consolidated combined financial statements—Continued

	Balance, December 31, 2020	Revisions	Extensions	Acquisition of reserves	Divestiture of reserves	Production	Balance, December 31, 2021
Kimmeridge Mineral Fund, LP
Oil (MBbls)	5,075	180	610	7,240	—	(1,261)	11,844
Natural Gas (MMcf)	23,402	6,531	1,991	19,165	—	(4,746)	46,343
Natural Gas Liquids (MBbls)	2,825	405	216	2,076	—	(499)	5,023

Total (MBOE)	11,800	1,674	1,158	12,511	—	(2,551)	24,592

Chambers Acquisition
Oil (MBbls)	775	(5)	—	—	(713)	(57)	—
Natural Gas (MMcf)	2,694	(447)	—	—	(2,108)	(139)	—
Natural Gas Liquids (MBbls)	326	48	—	—	(349)	(25)	—

Total (MBOE)	1,550	(32)	—	—	(1,413)	(105)	—

Rock Ridge Acquisition
Oil (MBbls)	3,564	(1,781)	—	—	(1,620)	(163)	—
Natural Gas (MMcf)	8,132	(3,551)	—	—	(4,095)	(486)	—
Natural Gas Liquids (MBbls)	1,325	(834)	—	—	(438)	(53)	—

Total (MBOE)	6,244	(3,207)	—	—	(2,740)	(297)	—

Source Acquisition
Oil (MBbls)	1,515	347	—	—	(1,585)	(277)	—
Natural Gas (MMcf)	4,033	847	—	—	(4,423)	(457)	—
Natural Gas Liquids (MBbls)	359	69	—	—	(394)	(34)	—

Total (MBOE)	2,546	557	—	—	(2,716)	(387)	—

Falcon Minerals Corporation
Oil (MBbls)	9,742	(1,571)	326	22	—	(756)	7,763
Natural Gas (MMcf)	48,536	(3,109)	1,777	34	—	(3,801)	43,437
Natural Gas Liquids (MBbls)	2,186	159	122	5	—	(230)	2,242

Total (MBOE)	20,017	(1,930)	744	33	—	(1,620)	17,245

Pro Forma
Oil (MBbls)	20,671	(2,830)	936	7,262	(3,918)	(2,514)	19,607
Natural Gas (MMcf)	86,797	271	3,768	19,199	(10,626)	(9,629)	89,780
Natural Gas Liquids (MBbls)	7,021	(153)	338	2,081	(1,181)	(841)	7,265

Total (MBOE)	42,157	(2,938)	1,902	12,544	(6,869)	(4,960)	41,837

	Proved Developed and Undeveloped Reserves
	Developed as of December 31, 2020	Undeveloped as of December 31, 2020	Balance, December 31, 2020	Developed as of December 31, 2021	Undeveloped as of December 31, 2021	Balance, December 31, 2021
Kimmeridge Mineral Fund, LP
Oil (MBbls)	3,731	1,344	5,075	9,285	2,559	11,844
Natural Gas (MMcf)	19,505	3,897	23,402	40,747	5,596	46,343
Natural Gas Liquids (MBbls)	2,352	473	2,825	4,417	606	5,023

Total (MBOE)	9,334	2,467	11,800	20,494	4,098	24,592

Chambers Acquisition
Oil (MBbls)	596	179	775	—	—	—
Natural Gas (MMcf)	2,088	606	2,694	—	—	—
Natural Gas Liquids (MBbls)	253	73	326	—	—	—

Total (MBOE)	1,196	354	1,550	—	—	—

Rock Ridge Acquisition
Oil (MBbls)	1,469	2,095	3,564	—	—	—
Natural Gas (MMcf)	3,723	4,409	8,132	—	—	—
Natural Gas Liquids (MBbls)	599	726	1,325	—	—	—

Total (MBOE)	2,688	3,556	6,244	—	—	—

Source Acquisition
Oil (MBbls)	1,060	455	1,515	—	—	—
Natural Gas (MMcf)	3,244	789	4,033	—	—	—
Natural Gas Liquids (MBbls)	289	70	359	—	—	—

Total (MBOE)	1,890	656	2,546	—	—	—

Falcon Minerals Corporation
Oil (MBbls)	3,291	6,451	9,742	2,738	5,025	7,763
Natural Gas (MMcf)	19,755	28,781	48,536	19,098	24,339	43,437

Notes to unaudited pro forma condensed consolidated combined financial statements—Continued

	Proved Developed and Undeveloped Reserves
	Developed as of December 31, 2020	Undeveloped as of December 31, 2020	Balance, December 31, 2020	Developed as of December 31, 2021	Undeveloped as of December 31, 2021	Balance, December 31, 2021
Natural Gas Liquids (MBbls)	1,164	1,022	2,186	1,183	1,059	2,242

Total (MBOE)	7,747	12,270	20,017	7,104	10,141	17,245

Pro Forma
Oil (MBbls)	10,147	10,524	20,671	12,023	7,584	19,607
Natural Gas (MMcf)	48,315	38,482	86,797	59,845	29,935	89,780
Natural Gas Liquids (MBbls)	4,657	2,364	7,021	5,600	1,665	7,265

Total (MBOE)	22,855	19,303	42,157	27,598	14,239	41,837

Standardized Measure of Discounted Future Cash Flows

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to KMF’s proved reserves reflect the effect of income taxes assuming KMF’s standardized measure had been subject to federal and state income tax as a subchapter C corporation. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies audited by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. Therefore, the standardized measure of discounted future net cash flows is not necessarily indicative of the fair value of KMF’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flows from or current value of existing proved reserves since the computations are based on a large number of estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The pro forma standardized measure of discounted estimated future net cash flows was as follows as of December 31, 2021 (in thousands):

	KIMMERIDGE MINERAL FUND, LP	FALCON MINERALS CORPORATION	CORPORATE REORGANIZATION	PRO FORMA
Future oil and natural gas sales	$1,068,652	$708,450	$—	$1,777,102
Future production costs	(90,137)	(51,256)	—	(141,393)
Future income tax expense	(5,302)	(42,787)	(36,186)	(84,275)

Future net cash flows	973,213	614,407	(36,186)	1,551,434

10% annual discount	(437,910)	(267,005)	14,938	(689,977)

Standardized measure of discounted future net cash flows	$535,303	$347,402	$(21,248)	$861,457

Pro forma income tax expense is calculated using the estimated statutory rate of 22%. The pro forma future income tax expense, as calculated, is lower than the statutory rate due to the tax basis related to the acquired properties.

Notes to unaudited pro forma condensed consolidated combined financial statements—Continued

The change in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the year ended December 31, 2021 (in thousands):

	KIMMERIDGE MINERAL FUND, LP	CHAMBERS ACQUISITION	ROCK RIDGE ACQUISITION	SOURCE ACQUISITION	FALCON MINERALS CORPORATION	CORPORATE REORGANIZA- TION	PRO FORMA
Balance at the beginning of the period	$123,559	$17,838	$72,639	$39,965	$251,812	$—	$505,813
Net change in prices and production costs	119,993	12,877	35,964	28,437	186,943	—	384,214
Sales, net of production costs	(111,691)	(3,858)	(10,054)	(18,437)	(65,181)	—	(209,221)
Extensions and discoveries	29,853	—	—	—	15,048	—	44,901
Acquisitions of reserves	326,192	—	—	—	1,026	—	327,218
Divestiture of reserves	—	(30,424)	(68,318)	(69,721)	—	—	(168,463)
Revisions of previous quantity estimates	43,843	—	—	—	(29,572)	—	14,271
Net change in income taxes	(2,205)	—	—	—	(20,810)	(21,248)	(44,263)
Accretion of discount	12,426	1,784	7,264	3,997	25,553	—	51,024
Changes in timing and other	(6,667)	1,783	(37,495)	15,759	(17,417)	—	(44,037)

Balance at the end of the period	$535,303	$—	$—	$—	$347,402	$(21,248)	$861,457